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                                                                     EXHIBIT 1.3
                                                                     -----------



                          FORM OF RIGHTS CERTIFICATE


Certificate No. R-                                             __________ Rights


                              Rights Certificate

                      PROTEIN POLYMER TECHNOLOGIES, INC.

NOT EXERCISABLE AFTER SEPTEMBER 9, 2007 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE STOCKHOLDER PROTECTION AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE STOCKHOLDER PROTECTION AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. IF THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE STOCKHOLDER PROTECTION AGREEMENT), THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID AS SPECIFIED IN SECTION 2.3(g) OF SUCH AGREEMENT.


          This certifies that ________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Stockholder Protection Agreement, dated as of August 22, 1997 (the "Stockholder Protection Agreement"), between PROTEIN POLYMER TECHNOLOGIES, INC.,
 --------------------------------
a Delaware corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST
                             -------
COMPANY (the "Rights Agent"), to purchase from the Company at any time after the
              ------------
Separation Time, as such term is defined in the Stockholder Protection
Agreement, and prior to the close of business on September 9, 2007, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, at a purchase price of $8 per share (the "Exercise
                                                                      --------
Price"), that number of one one-hundredths of a share (each one one-hundredth of
-----
a share being referred to hereinafter as a "Unit") of the Company's Series X
                                            ----
Junior Participating Preferred Stock, par value of $.01 per share (the "Series X
                                                                        --------
Preferred Stock"), which
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equals the quotient obtained by dividing the Exercise Price by 50% of the Market
Price (as defined in the Stockholder Protection Agreement) per share of the Company's Common Stock, $.01 par value per share (the "Common Stock"), upon
                                                       ------------
presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. If, after the Separation Time, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which the Company's outstanding Common Stock is changed or exchanged for stock or assets of another person or (ii) 50% or more of the Company's consolidated assets or earning power is sold, then proper provision must be made so that each holder of a Right which has not theretofore been exercised (except as otherwise provided in the Stockholder Protection Agreement) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Exercise Price. The Exercise Price shall be paid, at the election of the holder, in cash, by certified check or money order payable to the order of the Company, Common Stock, Series D Preferred Stock, Rights to purchase Units of the Company's Series X Preferred Stock, or, in the sole discretion of the Board of Directors of the Company, in such other form as may be determined by the Board of Directors of the Company, in each case in an amount equal to the aggregate Exercise Price of such Rights. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of September 10, 1997.

          At the Separation Time (as such term is defined in the Stockholder Protection Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Stockholder Protection Agreement) or (ii) a transferee of any such Acquiring Person, Associate or Affiliate, such Rights cannot validly be transferred or exercised and are for all purposes void.

          As provided in the Stockholder Protection Agreement, the Exercise Price is subject to adjustment upon the occurrence of certain events.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Stockholder Protection Agreement, which terms, provisions and conditions
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are hereby incorporated herein by reference and made a part hereof and to which
Stockholder Protection Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Stockholder Protection Agreement. Copies of the Stockholder Protection Agreement are on file at the office of the Rights Agent and are also available upon written request to the Rights Agent.

          This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Series X Preferred Stock (or such other securities) as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Stockholder Protection Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of the Separation Time or the Expiration Time.

          If the Company does not have a sufficient number of shares of Series X Preferred Stock to permit the exercise in full of the Rights, the Company may issue, in lieu of Units of Series X Preferred Stock, cash, Common Stock or other preferred stock or equity securities, debt securities, other assets, or any combination of the foregoing, or may reduce the Exercise Price.

          The Company is not obligated to issue fractional shares of Series X Preferred Stock (or such other securities of the Company) upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof may issue depository receipts, as provided in the Stockholder Protection Agreement.

          No holder, as such, of this Rights Certificate shall be entitled to vote or receive dividends or be deemed
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for any purpose the holder of shares of Series X Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Stockholder Protection Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Stockholder Protection Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Stockholder Protection Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of _______________, ____

ATTEST:                       PROTEIN POLYMER TECHNOLOGIES, INC.



_________________________     By_________________________
      Secretary                 Title:


Countersigned:


CONTINENTAL STOCK TRANSFER & TRUST COMPANY


By_______________________
  Authorized Officer
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                 [Form of Reverse Side of Rights Certificate]


                              FORM OF ASSIGNMENT
                              ------------------


               (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED, ____________________________________________________________
hereby sells, assigns and transfers unto _______________________________________
________________________________________________________________________________
                 (Please print name and address of transferee)

________________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney-in-Fact, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:  _______________, ____


                                                  ______________________________
                                                  Signature

Signature Guaranteed:
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                                  Certificate
                                  -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Stockholder Protection Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: __________, _____                          ______________________________
                                                  Signature


Signature Guaranteed:


_____  _____   _____   _____   _____   _____   _____  _____  _____  _____  _____


                                    NOTICE
                                    ------

          The signature to the foregoing assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.
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                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

                     (To be executed if holder desires to
                      exercise Rights represented by the
                             Rights Certificate.)


To:  PROTEIN POLYMER TECHNOLOGIES, INC.

          The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Rights Certificate to purchase the shares of Series X Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number_____________________________________________________

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________

          If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number_____________________________________________________

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________

Dated:  _______________, _____


                                                  ______________________________
                                                  Signature

Signature Guaranteed:
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                                  Certificate
                                  -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Stockholder Protection Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:  ____________, ____                        ______________________________
                                                  Signature

Signature Guaranteed:


_____  _____   _____   _____   _____   _____   _____  _____  _____  _____  _____


                                    NOTICE
                                    ------

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alternation or enlargement or any change whatsoever.